CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27144) and (No. 333-126173) of R.H. Donnelley Corporation of our report dated June 28, 2007, pertaining to the financial statements and supplemental schedules of the R.H. Donnelley 401(k) Savings Plan as of December 31, 2006 and 2005 and for the year ended December 31, 2006 appearing in this Annual Report on Form 11-K of R.H. Donnelley 401(k) Savings Plan.
/s/ Anton Collins Mitchell LLP
Denver, Colorado
June 28, 2007